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                                                                     EXHIBIT 12

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
$(MILLIONS)

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
                                              NINE MONTHS ENDED
                                                 SEPTEMBER 30                              YEARS ENDED DECEMBER 31,
                                             --------------------        -----------------------------------------------------------
                                               1997       1996             1996         1995        1994         1993        1992
                                             ---------------------------------------------------------------------------------------
CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                    $1,307.1   $1,849.3         $2,496.9     $2,173.5    $1,806.2     $1,914.7    $1,381.0
Fixed charges                                 1,141.0      868.4          1,202.3        968.7       727.0        397.0       385.5
Less: Capitalized interest                       (2.0)      (1.1)            (4.9)        (1.7)       (1.0)        (0.7)       (1.2)
                                                 -----      -----            -----        -----       -----        -----       -----
Earnings                                     $2,446.1   $2,716.6         $3,694.3     $3,140.5    $2,532.2     $2,311.0    $1,765.3
                                             ========   ========         ========     ========    ========     ========    ========
FIXED CHARGES:
Interest expense, including interest
  factor of capitalized leases and
  amortization of deferred debt expense      $1,093.0     $821.8         $1,142.3       $912.4      $666.8       $345.4      $340.5
Portion of rental payments under
  operating leases deemed to be interest         48.0       46.6             60.0         56.3        60.2         51.6        45.0
                                                 ----       ----             ----         ----        ----         ----        ----
Fixed charges                                $1,141.0     $868.4         $1,202.3       $968.7      $727.0       $397.0      $385.5
                                             ========     ======         ========       ======      ======       ======      ======
RATIO OF EARNINGS TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                 2.14x      3.13x            3.07x        3.24x       3.48x        5.82x       4.58x

CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                    $1,307.1   $1,849.3         $2,496.9     $2,173.5    $1,806.2     $1,914.7    $1,381.0
Fixed Charges                                 3,047.6    2,694.1          3,662.5      3,395.0     2,560.2      2,001.9     2,474.8
Less: Capitalized interest                       (2.0)      (1.1)            (4.9)        (1.7)       (1.0)        (0.7)       (1.2)
                                                 -----      -----            -----        -----       -----        -----       -----
Earnings                                     $4,352.7   $4,542.3         $6,154.5     $5,566.8    $4,365.4     $3,915.9    $3,854.6
                                             ========   ========         ========     ========    ========     ========    ========
FIXED CHARGES:
As detailed above                            $1,141.0     $868.4         $1,202.3       $968.6      $727.0       $397.0      $385.5
Interest on deposits                          1,906.6    1,825.7          2,460.2      2,426.4     1,833.2      1,604.9     2,089.3
                                              -------    -------          -------      -------     -------      -------     -------
Fixed charges                                $3,047.6   $2,694.1         $3,662.5     $3,395.0    $2,560.2     $2,001.9    $2,474.8
                                             ========   ========         ========     ========    ========     ========    ========
RATIO OF EARNINGS TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                 1.43x      1.69x            1.68x        1.64x       1.71x        1.96x       1.56x
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